Exhibit 4.5

CENTERPOINT ENERGY RESOURCES CORP.

(formerly known as NorAm Energy Corp.)

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association))

Trustee

__________________

SUPPLEMENTAL INDENTURE NO. 24

Dated as of May 3, 2023

_________________

$300,000,000 5.25% Senior Notes due 2028

CENTERPOINT ENERGY RESOURCES CORP.
SUPPLEMENTAL INDENTURE NO. 24

5.25% Senior Notes due 2028

SUPPLEMENTAL INDENTURE No. 24, dated as of May 3, 2023, between CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation formerly known as NorAm Energy Corp. (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the “Original Indenture” and, as previously and hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.

The Company has changed its name from “NorAm Energy Corp.” to “CenterPoint Energy Resources Corp.” and all references in the Indenture to the “Company” or “NorAm Energy Corp.” shall be deemed to refer to CenterPoint Energy Resources Corp.

Pursuant to the terms of the Indenture, the Company has provided for the establishment of a series of Securities designated as the “5.25% Senior Notes due 2028” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof are set forth in Supplemental Indenture No. 23 dated as of February 23, 2023, between the Company and the Trustee (the “Twenty-Third Supplemental Indenture”).

The Trustee, acting pursuant to a Company Order delivered in accordance with the terms of the Indenture, authenticated and delivered Notes for original issuance in an aggregate principal amount of $600,000,000 on February 23, 2023 (the “Existing Notes”).

Section 202 of the Twenty-Third Supplemental Indenture provides that the authorized principal amount of the Notes may be increased above such previously authorized amount pursuant to a resolution of the Board of Directors of the Company to such effect.

The Company has furnished the Trustee with a resolution of the Board of Directors of the Company authorizing the increase of the aggregate principal amount of the Notes by $300,000,000 (such additional aggregate principal amount of Notes, the “New Notes”) and the execution of this Supplemental Indenture No. 24 to reflect such increase.

Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 101    Relation to Indenture. This Supplemental Indenture No. 24 supplements and amends the Twenty-Third Supplemental Indenture as provided in ARTICLE TWO below and constitutes an integral part of the Original Indenture.

Section 102    Additional Definitions. For all purposes of this Supplemental Indenture No. 24:

Capitalized terms used but not defined in this Supplemental Indenture No. 24 have the meaning given such terms in the Indenture. Capitalized terms defined in both this Supplemental Indenture No. 24 and in the Indenture have the meaning given such terms in this Supplemental Indenture No. 24.

“Existing Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“Existing Notes Issue Date” has the meaning set forth in Section 203 hereof.

“Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.
“New Notes” has the meaning set forth in the sixth paragraph of the Recitals hereof.

“New Notes Issue Date” has the meaning set forth in Section 202 hereof.

“Notes” has the meaning set forth in the third paragraph of the Recitals hereof.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Twenty-Third Supplemental Indenture” has the meaning set forth in the third paragraph of the Recitals hereof.

ARTICLE TWO

The Series of Securities

The New Notes shall have terms identical to the Existing Notes as set forth in the Indenture (including the Twenty-Third Supplemental Indenture), except as modified by the following:

Section 201    Title of the Securities.  The New Notes shall be an additional issuance of the “5.25% Senior Notes due 2028” and together with the Existing Notes shall form a single series of Securities under the Indenture.

Section 202    Limitation on Aggregate Principal Amount.  The Trustee shall authenticate and deliver the New Notes for original issue on May 3, 2023 (the “New Notes Issue Date”) in the aggregate principal amount of $300,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the New Notes to be authenticated, the date on which the original issue of New Notes is to be authenticated and the name or names of the initial Holder or

Holders.  Upon the issuance of the New Notes, the aggregate principal amount of the Notes that may be outstanding shall not exceed $900,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

Section 203    Percentage of Principal Amount.  The New Notes shall be initially issued at 102.677% of their principal amount, plus accrued interest from and including February 23, 2023 (the “Existing Notes Issue Date”), to, but excluding, the New Notes Issue Date.

Section 204    Form of Securities.  The New Notes shall be substantially in the form attached as Exhibit A hereto.

ARTICLE THREE

Miscellaneous Provisions

Section 301    The Indenture, as supplemented and amended by this Supplemental Indenture No. 24, is in all respects hereby adopted, ratified and confirmed.

Section 302    This Supplemental Indenture No. 24 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Supplemental Indenture No. 24 shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture No. 24 to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security or other certificate, Opinion of Counsel, instrument, agreement or other document delivered pursuant to this Supplemental Indenture No. 24 may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

Section 303    THIS SUPPLEMENTAL INDENTURE NO. 24 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 304    If any provision in this Supplemental Indenture No. 24 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 305    In case any provision in this Supplemental Indenture No. 24 or the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 306    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer, unless the Trustee has knowledge to the contrary or the Trustee is acting in bad faith. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Absent gross negligence, willful misconduct or bad faith by the Trustee, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees, absent gross negligence, willful misconduct or bad faith by the Trustee: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as practicable upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 24 to be duly executed, as of the day and year first written above.

CENTERPOINT ENERGY RESOURCES CORP.

By: /s/ Jason P. Wells
Jason P. Wells
President, Chief Executive Officer and Chief Financial Officer
Attest:

/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By: /s/ April Bradley
Authorized Signatory

Exhibit A

[FORM OF FACE OF SECURITY]

[IF THIS SECURITY IS TO BE A GLOBAL SECURITY -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.]  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CENTERPOINT ENERGY RESOURCES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CENTERPOINT ENERGY RESOURCES CORP.
5.25% Senior Notes due 2028

Original Interest Accrual Date: February 23, 2023
Stated Maturity: March 1, 2028
Interest Rate: 5.25%
Interest Payment Dates: March 1 and September 1
Initial Interest Payment Date: September 1, 2023
Regular Record Dates: February 15 and August 15 immediately preceding the applicable Interest Payment Date

Redeemable: Yes [X] No [ ]
Redemption Date: At any time.
Redemption Price: (1) Prior to February 1, 2028 (the “Par Call Date”), at a redemption price equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or the portion thereof to be redeemed, that would be due if this Security matured on the Par Call Date but for the redemption (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the applicable Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption; and (ii) 100% of the principal amount of this Security or the portion thereof to be redeemed; plus, in each case, accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date; or (2) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date.

This Security is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.
_____________________________

Principal Amount	Registered No. T-3

$_______________[1]	CUSIP 15189Y AG1

CENTERPOINT ENERGY RESOURCES CORP., a corporation duly organized and existing under the laws of the State of Delaware, formerly known as NorAm Energy Corp. (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

***CEDE & Co.***

, or its registered assigns, the principal sum of DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date
1 Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.

specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on September 1, 2023, and at Stated Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.25% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 3, 2023    CENTERPOINT ENERGY RESOURCES CORP.

By:
Name: Jason P. Wells
Title: President, Chief Executive Officer and Chief Financial Officer

Attest:

Name: Vincent A. Mercaldi
Title: Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

Dated: May 3, 2023
By:
Authorized Signatory

SCHEDULE A

         The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $ . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Aggregate Principal
Amount of Securities
	Decrease in Aggregate	Increase in Aggregate	Remaining After	Notation by
Date of	Principal Amount of	Principal Amount of	Such Decrease or	Security
Adjustment	Securities	Securities	Increase	Registrar

[FORM OF REVERSE SIDE OF SECURITY]

CENTERPOINT ENERGY RESOURCES CORP.

5.25% SENIOR NOTES DUE 2028

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998, as previously supplemented and amended including by the Supplemental Indenture No. 23, dated as of February 23, 2023 and by the Supplemental Indenture No. 24, dated as of May 3, 2023 (collectively herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000, which limit was subsequently increased to $900,000,000 by a Board Resolution to such effect; provided, however, that the authorized aggregate principal amount of the Securities may be further increased above such amount by a Board Resolution to such effect.

Prior to February 1, 2028 (the “Par Call Date”), the Company may redeem this Security at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming this Security, or such portion to be redeemed, matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of this Security to be redeemed; plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem this Security, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Security (or such portion to be redeemed) plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date. The Trustee shall have no responsibility for the calculation of such amount.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the

Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for the calculation of such amount.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.